UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): April 24, 2019 (April 23, 2019)
Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the 2019 Annual Meeting, the Churchill Downs Incorporated (the "Company") shareholders:
(1) elected two (2) Class II directors to terms of three (3) years each;
(2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and
(3) approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in the proxy statement.
Set forth below are the number of votes cast with respect to each of the matters submitted for vote at the Meeting.
(1) Election of Directors in Class II

Nominee	For	Against	Withheld	Broker Non-Votes
Ulysses L. Bridgeman, Jr.	30,112,860	—	1,100,325	4,041,992
R. Alex Rankin	29,963,553	—	1,249,632	4,041,992
(2) Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
34,766,335	468,609	20,233	—
(3) Approval, By Non-Binding Advisory Vote, of Executive Compensation

For	Against	Abstentions	Broker Non-Votes
24,222,440	6,923,677	67,063	4,041,997

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
April 24, 2019	/s/ Bradley K. Blackwell____________________________ By: Bradley K. Blackwell Title: Senior Vice President, General Counsel and Secretary